Exhibit 99.1

TRIANGLE PETROLEUM PROVIDES FINANCIAL RESULTS AND OPERATIONAL UPDATE FOR ALL BUSINESS SEGMENTS FOR FIRST QUARTER FISCAL YEAR 2015

DENVER, Colorado, June 9, 2014 — Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides an operational update and reports its first quarter fiscal year 2015 results for the three-month period ended April 30, 2014 (“Q1 fiscal 2015” or “Q1 FY2015”).

First Quarter Highlights for Fiscal Year 2015 (ended April 30, 2014)

•                  Increased quarterly production volumes to 724 Mboe (+200% y/y, 8,129 Boepd) as compared to 242 Mboe (2,714 Boepd) in Q1 fiscal 2014

•                  Increased total estimated net proved reserves to 42,103 Mboe at end of Q1 fiscal 2015 (approximately 46,550 Mboe pro forma for pending acquisitions announced on May 14, 2014) compared to 16,050 Mboe at end of Q1 fiscal 2014 (+162% y/y)

•                  Increased consolidated revenues to $99.8 million (+191% y/y) as compared to $34.3 million for the same period in Q1 fiscal 2014

•                  Increased consolidated net income in Q1 fiscal 2015 to $14.5 million (+179% y/y), or $0.17 basic EPS, as compared to $5.2 million, or $0.10 basic EPS in Q1 fiscal 2014

•                  Increased consolidated pre-tax income in Q1 fiscal 2015 to $24.6 million (+371% y/y), as compared to $5.2 million in Q1 fiscal 2014

•                  Non-cash income tax provision of approximately $10 million in Q1 fiscal 2015

•                  The Company recognized a non-cash, pre-tax gain on its investment in Caliber Midstream Partners, L.P. (“Caliber”) of approximately $10.5 million in Q1 fiscal 2015

Segment Financial Results

Q1 fiscal 2015 stand-alone revenue and Adjusted-EBITDA (reference accompanying “Reconciliation Tables” as well as “Use of Segment Information and Non-GAAP Measures” disclosures at end of press release)

Q1 FY2015	Revenue	q/q % Change	Adj.-EBITDA	q/q % Change
E&P	$60.8	23%	$42.4	34%
RockPile	$61.4	9%	$13.8	32%
Caliber	$1.2	28%	$0.7	(9)%
Total	$123.5	16%	$56.9	33%

*Dollars in U.S. millions

*Exploration and production operating segment (“E&P”) Adjusted-EBITDA includes all exploration and production related business lines, and does not include TPC (parent company) other revenues and expenses

*Caliber revenue and Adjusted-EBITDA represents Triangle’s 30% ownership share of the partnership

Operational Update

•                  Reduced average spud to total depth drill times from 23 days in Q4 fiscal 2014 to approximately 20 days in Q1 fiscal 2015 (+13% q/q improvement)

•                  Operational efficiencies associated with pad drilling are reducing AFE’s for the 3rd and 4th wells on a pad to approximately $10.0 million (before RockPile and other eliminations)

•                  Completed nine gross (6.1 net) operated wells and 10 gross (0.5 net) non-operated wells in Q1 fiscal 2015

•                  During Q1 fiscal 2015, increased operated drilling program to four operated rigs from three which the Company plans to maintain throughout fiscal year 2015

•                  RockPile Energy Services (“RockPile”) generated approximately $61.4 million (+129% y/y) of stand-alone revenue in Q1 fiscal 2015 as compared to $26.9 million in the same period in Q1 fiscal 2014

•                  Completed nine Triangle operated wells and 17 third-party wells in Q1 fiscal 2015 (+160% y/y) as compared to five Triangle operated wells and five third-party well in Q1 fiscal 2014

•                  Backlog of approximately 31 wells, including 18 for third-party operators at the end of Q1 fiscal 2015

•                  Third pressure pumping spread became operational in the back half of Q1 fiscal 2015 and is currently operating for third-party clients

•                  RockPile’s third-party work continues to grow, serving ten third-party customers in Q1 fiscal 2015

•                  Caliber generated approximately $1.2 million of stand-alone revenue attributable to Triangle’s 30% interest in Q1 fiscal 2015

•                  Natural gas facility became operational in April 2014, averaging throughput of approximately 5 MMcfpd

•                  Installed over 146 miles of pipe to date since inception

•                  Successfully delivered fresh water to four Triangle fracs in Q1 fiscal 2015

•                  Caliber signed midstream services agreements for natural gas gathering and processing, produced water transportation and disposal, and fresh water sourcing and delivery with four third-party oil and gas producers

•                  Two agreements are structured as acreage dedications and two are for interruptible service, in total covering 24 additional dedicated drill spacing units

Q1 Fiscal 2015 Summary Consolidated Statement of Operations (in thousands)

	Three Months Ended April 30,
	2014	2013
Revenues
Total revenues	$99,782	$34,294
Expenses
Production taxes	6,348	2,444
Lease operating expenses	4,726	2,216
Gathering, transportation and processing	3,802	37
Oilfield services(a)	27,710	11,186
Depreciation and amortization	21,178	7,473
Accretion of asset retirement obligations	134	8
Corporate and Other stock-based compensation	1,523	1,062
E&P stock-based compensation	395	322
RockPile stock-based compensation	90	211
Corporate and Other cash G&A expenses	3,518	1,461
E&P cash G&A expenses	2,914	1,567
RockPile cash G&A expenses	5,097	1,979
Total operating expenses	77,435	29,966

Operating Income	22,347	4,328

Gain on equity investment derivatives	10,454	—
Gain (loss) from commodity derivative activities	(5,456)	1,212
Interest expense	(2,864)	(1,472)
Income (loss) from equity investment	(126)	596
Interest income	60	37
Other income	138	510
Total other income	2,206	883

Net Income Before Income Taxes	24,553	5,211
Income tax provision(b)	(10,011)	—
Net Income	$14,542	$5,211

Net Income per Common
Basic	$0.17	$0.10
Diluted(c)	$0.15	$0.10

Adjusted Net Income per Common(d)
Basic	$0.13	$0.07
Diluted(c)	$0.12	$0.07

Weighted Average Common Shares
Basic	85,952	52,605
Diluted	103,314	53,004

(a) Includes intercompany eliminations; reference Note 4 — Segment Reporting in our Q1 fiscal 2015 Form 10-Q for additional details.

(b) The effective tax rate for the three months ended April 30, 2014 is approximately 41%, which differs from the statutory income tax rate due to permanent book to tax differences. Income tax provision is primarily a non-cash expense, with a cash tax expense component of approximately $0.1 million.

(c) Includes net interest expense add-back of $0.9 million in Q1 fiscal 2015 related to outstanding convertible notes.

(d) Reference accompanying Reconciliation Tables and Use of Segment Information and Non-GAAP Measures at end of press release for additional detail.

Q1 Fiscal 2015 Summary Consolidated Balance Sheet (in thousands)

	April 30, 2014	January 31, 2014
Assets
Cash and equivalents	$105,282	$81,750
Other current assets	113,880	113,131
Net property and equipment	834,804	753,880
Other noncurrent assets	88,555	78,823
Total assets	$1,142,521	$1,027,584

Liabilities and Stockholders’ Equity
Current liabilities	$160,751	$159,368
5% convertible note	130,907	129,290
Long-term debt	291,524	205,067
Other noncurrent liabilities	20,786	10,697
Total stockholders’ equity	538,553	523,162
Total liabilities and stockholders’ equity	$1,142,521	$1,027,584

Use of Segment Information and Non-GAAP Measures

(1)         The Company often provides financial metrics for Triangle’s segments of operation. Revenues for each segment are disclosed in notes to the financial statements contained in the Company’s Form 10-K and Form 10-Q filings, but the sum of those stand-alone revenues differ from Triangle’s consolidated revenues for the corresponding reporting period. Triangle’s consolidated revenues would reflect segment revenues reduced for intracompany sales (i.e. for RockPile services to Triangle’s E&P segment).

Triangle also believes that stand-alone segment revenue assists investors in measuring RockPile’s and Caliber’s performance as stand-alone companies without eliminating, on a consolidated basis, certain revenues attributable to services for Triangle’s economic interests in wells operated by Triangle’s E&P segment.

(2)         Adjusted-EBITDA represents income before interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items. Adjusted-EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. (“GAAP”). Triangle has presented Adjusted-EBITDA by segment because it regularly reviews Adjusted-EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes Adjusted-EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items which can vary significantly depending upon many factors.

The total of Adjusted-EBITDA by segment is not indicative of Triangle’s consolidated Adjusted-EBITDA, which reflects other matters such as (i) additional parent administrative costs, (ii) intracompany eliminations, (iii) paid-in-kind interest expense on the convertible notes and (iv) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber.  The Adjusted-

EBITDA measures presented in the “Reconciliation Tables” may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

We believe that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted-EBITDA. Net income before income taxes will be significantly affected by consolidated interest expense and full-cost pool amortization. Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves.

(3)         Adjusted net income (loss) is defined as net income (loss) applicable to common stockholders adjusted to exclude certain charges or amounts in order to provide users of this financial information with additional meaningful comparisons between current results and the results of prior periods. We present this measure because (i) it is consistent with the manner in which the Company’s performance is measured relative to the performance of its peers, (ii) this measure is more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP. We believe that net income (loss) is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted net income (loss).

About Triangle

Triangle (NYSE MKT: TPLM) is a vertically integrated, growth oriented energy company with a strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Conference Call Information

As previously announced, Triangle will host a conference call Tuesday, June 10, 2014 at 8:30 AM MT (10:30 AM ET) to provide an operational update and financial results of Triangle’s Q1 fiscal 2015, followed immediately by a question and answer session. Interested parties may dial-in using the conference call number (877) 870-4263. International parties may dial-in using (412) 317-0790. The Company recommends dialing into the conference call at least ten minutes before the scheduled start time. A recording of the conference call will be available through June 18, 2014 at (877) 344-7529 (conference # 10047066). For international participants, the replay dial-in number is (412) 317-0088 (conference # 10047066).

Q1 Fiscal 2015 Segment Income and Elimination (in thousands)

	Exploration and Production	RockPile’s Pressure Pumping and Other Services	Corporate and Other(a)	Eliminations and Other		Consolidated Total
Revenues
Oil, natural gas and natural gas liquids sales	$60,834	$—	$—	$—		$60,834
Oilfield services for third parties	—	39,557	—	(609)		38,948
Intersegment revenues	—	21,875	—	(21,875)		—
Other	—	—	177	(177)		—
Total revenues	60,834	61,432	177	(22,661)		99,782

Expenses
Prod. taxes, LOE, and other expenses	15,010	—	—	—		15,010
Depreciation and amortization	18,612	3,590	176	(1,200)		21,178
Cost of oilfield services	—	43,711	—	(16,001)		27,710
General and administrative	3,309	5,187	5,041	—		13,537
Total operating expenses	36,931	52,488	5,217	(17,201)		77,435

Income (loss) from operations	23,903	8,944	(5,040)	(5,460)		22,347
Other income (expense), net	(6,431)	(507)	9,321	(177)		2,206
Net income (loss) before income taxes	$17,472	$8,437	$4,281	$(5,637	)(b)	$24,553

(a) Corporate and Other includes our corporate office and several subsidiaries that management does not consider to be part of the exploration and production or oilfield services segments.  Also included are our results from our investment in Caliber, including any changes in the fair value of our equity investment derivatives.  Other than our investment in Caliber, these subsidiaries have limited activity.

(b) $5.6 million RockPile, Caliber, and other services consolidated elimination results in a $5.6 million reduction in oil and natural gas property expenditures.

*Reference Note 4 — Segment Reporting in our Q1 fiscal 2015 Form 10-Q for additional details

Reconciliation Tables (in thousands)

a)             Consolidated Adjusted net income per common stockholder (reference disclosure (3) in “Use of Segment Information and Non-GAAP Measures”)

	Q1 fiscal 2015	Q1 fiscal 2014
Net income attributable to common stockholders	$14,542	$5,211
Gain on equity investment derivatives	(10,454)	—
(Gain) loss on commodity derivatives	5,456	(1,212)
Gain on investment in marketable securities	—	(409)
Tax impact(a)	2,038	—
Adjusted net income	$11,582	$3,590

Adjusted net income per common
Basic	$0.13	$0.07
Diluted(b)	$0.12	$0.07

Weighted average common shares
Basic	85,952	52,605
Diluted	103,314	53,004

(a) Tax impact is computed as pre tax-effected adjusting items multiplied by one less the Company’s effective tax rate.

(b) Includes interest expense add-back of $0.9 million net of income taxes and amounts capitalized in Q1 fiscal year 2015 related to outstanding convertible notes.

b)             E&P stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q1 fiscal 2015	Q4 fiscal 2014
Net income before income taxes	$17,472	$17,456
Depreciation and amortization	18,612	17,507
Net interest expense	1,113	1,028
Stock-based compensation	395	230
Accretion of asset retirement obligations	134	18
(Gain) loss on commodity derivatives	5,456	(2,146)
Settlements of commodity derivatives	(818)	(2,448)
Adjusted-EBITDA	$42,365	$31,645

c)              RockPile stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q1 fiscal 2015	Q4 fiscal 2014
Net income before income taxes	$8,437	$5,967
Depreciation and amortization	3,590	3,431
Stock-based compensation	90	132
Net interest expense	507	380
One-time start-up costs and other	1,176	577
Adjusted-EBITDA	$13,800	$10,486

*RockPile Adjusted-EBITDA calculated as per recently upsized credit facility, which closed on March 25, 2014

d)             Caliber stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q1 fiscal 2015	Q4 fiscal 2014
Net income before income taxes	$51	$(37)
Depreciation and amortization	231	156
Warrant expense	56	58
Net interest expense	85	54
Well connect fees bill	294	546
Well connect revenue recognized	(28)	(18)
Adjusted-EBITDA	$689	$759

*Caliber Adjusted-EBITDA represents Triangle’s 30% ownership share of the partnership, before intracompany elimination

*Previous period reflects adjustment related to the recognition of warrant expense and  well connect fees

Forward-Looking Statements Disclosure

The information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in the Company’s annual report on Form 10-K and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Contact

Triangle Petroleum Corporation
Justin Bliffen, Chief Financial Officer
303-260-7125
info@trianglepetroleum.com